EXHIBIT 4

INDEPENDENT AUDITORS’ CONSENT

TransGlobe Energy Corporation

We consent to the use of our report dated February 27, 2004, appearing in this Annual Report on Form 40-F of TransGlobe Energy Corporation for the year ended December 31, 2003.

(signed) “Deloitte & Touche LLP”

Chartered Accountants

Calgary, Alberta, Canada
May 14, 2004